Exhibit 99.1

Disclaimer This presentation may contain forward-looking statements regarding M&T Bank Corporation (“M&T”) within the meaning of the Private Securities Litigation Reform Act of 1995 and the rules and regulations of the Securities and Exchange Commission (“SEC”). Any statement that does not describe historical or current facts is a forward-looking statement, including statements based on current expectations, estimates and projections about M&T’s business, and management’s beliefs and assumptions. Statements regarding the potential effects of events or factors specific to M&T and/or the financial industry as a whole, as well as national and global events generally, including economic conditions, on M&T's business, financial condition, liquidity and results of operations may constitute forward-looking statements. Such statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond M&T's control. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could,” or “may,” or by variations of such words or by similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors") which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Examples of Future Factors include: the impact of M&T’s acquisition of People's United Financial Inc. (“People’s United”) (as described in the next paragraph); events and developments in the financial services industry, including legislation, regulations and other government actions as well as business conditions affecting the industry and/or M&T and its subsidiaries individually or collectively; economic conditions including inflation and market volatility; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust-related revenues; regulatory supervision and oversight, including monetary policy and capital requirements; domestic or international political developments and other geopolitical events, including international conflicts; governmental and public policy changes, including tax policy; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board, regulatory agencies or legislation; increasing price, product, and service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products and services; containing costs and expenses; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries’ future businesses; and material differences in the actual financial results of merger, acquisition, divestment and investment activities compared with M&T's initial expectations, including the full realization of anticipated cost savings and revenue enhancements. In addition, Future Factors related to the acquisition of People's United include, among others: the possibility that the anticipated benefits of the transaction will not be realized when expected or at all; potential adverse reactions or changes to business, customer or employee relationships; M&T’s success in executing its business plans and strategies and managing the risks involved in the foregoing; the results and costs of integration efforts; the business, economic and political conditions in the markets in which M&T and its subsidiaries operate; the outcome of any legal proceedings that may be instituted against M&T or its subsidiaries; and other factors related to the acquisition that may affect future results of M&T. These are representative of the Future Factors that could affect the outcome of the forward-looking statements. In addition, as noted, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other Future Factors. M&T provides further detail regarding these risks and uncertainties in its Form 10-K for the year ended December 31, 2022, including in the Risk Factors section of such report, as well as in other SEC filings. Forward-looking statements speak only as of the date made, and M&T does not assume any duty and does not undertake to update forward-looking statements. Annualized, pro forma, projected, and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results. This presentation also contains financial information and performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States ("GAAP"). Management believes investors may find these non-GAAP financial measures useful. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Please see the Appendix for reconciliation of GAAP with corresponding non-GAAP measures, as indicated in the presentation.

Purpose To make a difference in people’s lives. Mission We are a bank for communities – committed to improving the lives of our customers and all the communities we touch. Operating Principles Local Scale Credit Discipline Operating & Capital Efficiency

Driven by our talent 18-year average tenure for executive management Talent development programs span 4 decades Only 3 CEOs, 5 CFOs, and 2 CCOs in 39 years More than 40% of our Board of Directors team is diverse Several employee development programs and initiatives for attracting and promoting diverse employees Digitally forward, locally focused Enhanced team with new skill sets to solve problems & deliver solutions Partnerships with Fintechs to innovate and create customer solutions Seasoned, Skilled & Stable Increasingly Diverse New Capabilities Delivering for our customers

Delivering impact to our communities and customers

When our customers and communities succeed, we all succeed

Customer Focused


24/7

- Long lasting relationships
- Designated **119 multicultural banking branches** since 2020, furthering our mission to be a culturally fluent bank for all communities

Community Engagement



- **$2.26 billion** in financing to projects that contain affordable housing
- **~159,000 hours dedicated** by M&T staff to volunteering in our communities
- **~$47 million in The M&T Charitable Foundation grants** committed to supporting our communities
- **2,657 home purchase loans** to low-and moderate-income residents

Business Support


INVOICE
PAY

- Won **166 Greenwich Excellence awards** in Small Business from 2011 to 2022
- **Ranked #6 SBA Lender in the country in FY2023**, the 15th consecutive year M&T has ranked among the nation's top 10 SBA Lenders
- Expanded the Multicultural Small Business Innovation Lab in 2022 to **provide multicultural business owners with guidance and skills** to scale and operate their businesses

Top Rankings


24/7

- **Highest possible CRA rating** from Federal Reserve since 1982
- **#1 or #2 SBA Lender** in **9 out of 16** markets in FY2023
- **3 Greenwich Excellence Awards & 1 Best Brand Award** in Small Business Banking in 2022
- **Ranked #11 in Greenwich Excellence Awards** for Small Business Banking in 2022

Note: All data points except for SBA rankings are for 2022.

M&T Bank Corporation | 5

Our ESG commitment $231.6 million invested in the renewable energy sector 13% reduced electricity consumption since 2019(1) 46% reduced Scope 1 emissions since 2019(1) 14% reduced Scope 2 emissions since 2019(1) 1,440 Small Business Administration loans originated in 2022, totaling $203.8 million 2,657 home purchase loans to low-and moderate-income residents 9.5 years of average employee tenure Designated as one of the Best Places to Work for LQBTQ+ Equality in 2022 by the Human Rights Campaign Foundation and one of the Best Places to Work for Disability Inclusion in 2022 by the Disability Equality Index 94% of Board members were independent 24% of directors were women 18% of directors were people of color 59% of directors had tenure of five years or less We are committed to complying with the highest standards of business ethics and integrity Note: Data are as of December 31, 2022. (1) Numbers above reflect legacy M&T and do not include People’s United Bank (PUB). A bank for communities and making a difference SOCIAL GOVERNANCE ENVIRONMENT ESG accomplishments and highlights

Revenues grew +4% YoY to $2.3 billion PPNR, grew +4% YoY to $1.1 billion Diluted EPS, grew +13% YoY Note: (1) See Appendix 1 for reconciliation of GAAP with these non-GAAP measures. GAAP       ($ in millions, except per share) 3Q23 2Q23 3Q22 Revenues $2,335 $2,602 $2,242 Noninterest Expense $1,278 $1,293 $1,279 Provision for Credit Losses $150 $150 $115 Net Income $690 $867 $647 Diluted EPS $3.98 $5.05 $3.53 GAAP - Adjusted (Non-GAAP)(1)       ($ in millions, except per share) 3Q23 2Q23 3Q22 Revenues $2,335 $2,378 $2,242 Noninterest Expense $1,278 $1,293 $1,226 Provision for Credit Losses $150 $150 $115 Net Income $690 $710 $686 Diluted EPS $3.98 $4.11 $3.75 PPNR $1,057 $1,084 $1,017 Earnings Highlights

Earnings Highlights Diluted net operating EPS increased +6% YoY to $4.05 ROTCE of 17.41% in 3Q23 Tangible book value per share(3) grew +3% QoQ Note: (1) See Appendix 2 for reconciliation of GAAP with these non-GAAP measures. (2) 2Q23 efficiency ratio is 53.4% after excluding gain from sale of CIT. (3) As of respective period end. Net Operating Results (Non-GAAP)(1)       ($ in millions, except per share) 3Q23 2Q23 3Q22 Net Operating Income $702 $879 $700 Diluted Net Operating EPS $4.05 $5.12 $3.83 Efficiency Ratio 53.7% 48.9% 53.6% Net Operating ROTA 1.41% 1.80% 1.44% Net Operating ROTCE 17.41% 22.73% 17.89% Tangible Book Value per Share(3) $93.99 $91.58 $84.28 (2)

Change 3Q23 vs $ in millions, except per share 3Q23 2Q23 3Q22   2Q23 3Q22 Revenue $2,335 $2,602 $2,242 (10%) 4% Noninterest Expense $1,278 $1,293 $1,279   (1%) - PPNR(1) $1,057 $1,084 $1,017 (2%) 4% Provision for Credit Losses $150 $150 $115   - 30% Income Tax $217 $292 $201 (26%) 8% Net Income $690 $867 $647   (20%) 7% Net Interest Margin 3.79% 3.91% 3.68%   (12) bps 11 bps Diluted EPS $3.98 $5.05 $3.53   (21%) 13% Diluted EPS - Adjusted(1) $3.98 $4.11 $3.75 (3%) 6% Diluted Net Operating EPS(1) $4.05 $5.12 $3.83   (21%) 6% Return on Assets 1.33% 1.70% 1.28% (37) bps 5 bps Return on Assets - Adjusted(1) 1.33% 1.39% 1.35%   (6) bps (2) bps Return on Common Equity 10.99% 14.27% 10.43% (328) bps 56 bps Return on Common Equity - Adjusted(1) 10.99% 11.60% 11.09%   (61) bps (10) bps Weighted-Average Shares Outstanding - Diluted (000s) 166,570 166,320 175,682   - (5%) Income Statement – Overview Note: (1) See Appendix 1 and 2 for reconciliation of GAAP with these non-GAAP measures.

Net Interest Income & Net Interest Margin QoQ Drivers Taxable-equivalent net interest income decreased -$23 million QoQ Driven largely by higher interest rates on customer deposit funding An unfavorable funding mix change Partially offset by higher interest rates on earning assets and one additional day Net interest margin declined -12 bps QoQ to 3.79% Driven primarily by an unfavorable deposit mix shift (-7 bps) Net impact from the higher rates on customer deposit funding, net of the benefit from higher rates on earning assets (-6 bps) The remaining +1 bp due to higher non-accrual interest, net of the impact of one additional day

Balance Sheet – Overview

Average Balances, $ in billions, except per share	3Q23	2Q23	3Q22	Change 3Q23 vs 2Q23	Change 3Q23 vs 3Q22
Interest-bearing Deposits at Banks	$26.7	$23.6	$30.8	13%	(13%)
Investment Securities	$28.0	$28.6	$23.9	(2%)	17%
C&I	$44.6	$44.5	$38.3	-	16%
CRE	$44.2	$44.9	$46.3	(2%)	(4%)
Residential Mortgage	$23.6	$23.8	$22.9	(1%)	3%
Consumer	$20.2	$20.3	$20.0	-	1%
Total Loans	$132.6	$133.5	$127.5	(1%)	4%
Earning Assets	$187.4	$185.9	$182.4	1%	3%
Deposits	$162.7	$159.4	$167.3	2%	(3%)
Borrowings	$12.6	$15.1	$4.2	(16%)	200%
Common Shareholders' Equity	$24.0	$23.7	$23.7	1%	2%
As of Quarter End					
Book Value per Common Share	$145.72	$143.41	$134.45	2%	8%
Tangible Book Value per Common Share	$93.99	$91.58	$84.28	3%	12%
Tangible Common Equity / Tangible Assets[1]	7.78%	7.63%	7.70%	15 bps	8 bps
Common Equity Tier 1 (CET1) Capital Ratio[2]	10.94%[2]	10.59%	10.75%	35 bps	19 bps

- Capital levels strong with CET1 ratio of **10.94%**[2]

Note: (1) See Appendix 2 for reconciliation of GAAP with these non-GAAP measures. (2) September 30, 2023 CET1 ratio is estimated.

M&T Bank Corporation | 12

Balance Sheet – Average Loans QoQ Drivers Average loans -$0.9 billion or -1% QoQ: C&I loans increased slightly (+$94 million) QoQ, driven by growth in our dealer and specialty businesses CRE loans declined -2% (-$714 million) QoQ, driven largely by our continued strategy to better serve CRE customers in most capital-efficient manner possible Residential mortgage loans decreased -1% (-$208 million) QoQ Consumer loans decreased slightly (-$100 million) QoQ, driven by declines in indirect auto and HELOC’s, partially offset by growth in recreational finance and credit card

$55.7B TOTAL Balance Sheet – Securities and Cash Average Investment Securities and Yield Securities and Cash – at 9/30/23   Duration Pre-tax Unrealized Loss AFS ~1.5 years $447 million HTM ~5.7 years $1,806 million Total Debt Securities ~3.9 years $2,253 million $59.2B TOTAL

Balance Sheet – Average Deposits QoQ Drivers End of period deposits +$2.1 billion or +1% QoQ Average deposits +$3.3 billion or +2% QoQ: Deposit mix is shifting to higher cost deposits given increased competition and customer behavior Average customer deposit balances increased +$1.0 billion Average demand deposits declined -$2.3 billion in favor of commercial sweeps and customer money market savings and time deposits Average brokered deposit balances increased +$2.3 billion coincident with a -$2.2 billion decrease in FHLB advances Brokered money market and NOW increased +$800 million Brokered time deposits increased +$1.5 billion

Income Statement – Noninterest Income



Gain on MTIA Sale(1)
Gain on CIT Sale(2)
$563
$682
$587
$803
$560
$136
$225
$563
$546
$587
$578
$560
$ IN MILLIONS
3Q22
4Q22
1Q23
2Q23
3Q23
Ex Notable Items
Notable Items
Noninterest Income

$ in millions	3Q23	2Q23	3Q22	Change 3Q23 vs 2Q23	Change 3Q23 vs 3Q22
Mortgage Banking Revenues	$105	$107	$83	(2%)	26%
Service Charges on Deposits	$121	$119	$115	2%	5%
Trust Income	$155	$172	$187	(10%)	(17%)
Brokerage Services	$27	$25	$21	7%	28%
Non-hedge Derivatives / Trading	$9	$17	$5	(44%)	85%
Securities G/L	-	$1	($1)	-	-
Other Revenues from Operations	$143	$362	$153	(61%)	(7%)
Noninterest Income	**$560**	**$803**	**$563**	**(30%)**	**(1%)**

QoQ Drivers

Noninterest income decreased **-$244 million** or **-30% QoQ; or -$18 million** excluding the CIT gain on sale of $225 million in 2Q23:

- Other revenues from operations decreased **-$219 million QoQ**
  - 2Q23 included the CIT gain on sale of **$225 million**; +$6 million, excluding the CIT gain

- Mortgage banking revenues decreased **-$3 million or -2% QoQ**:
  - Residential mortgage banking revenues decreased **-$2 million**
  - Commercial mortgage banking revenues decreased **-$1 million**
- Trust Income decreased **-$17 million** or **-10% QoQ:**
  - Reflects one month of revenues associated with the CIT business recognized prior to its sale in 2Q23

Note: (1) 4Q22 noninterest income included a $136 million gain on sale of M&T Insurance Agency. (2) 2Q23 noninterest income included a $225 million gain on sale from the sale of Collective Investment Trust business

M&T Bank Corporation | 16

Income Statement – Noninterest Expenses



Charitable Contribution(1)
$1,279
$1,408
$1,359
$1,293
$1,278
$71
$1,208
$63
$1,345
$1,342
$1,278
$1,263
$ IN MILLIONS
53.6%
53.3%
55.5%
48.9%
53.7%
Adjusted Efficiency 50.7%(2)
Adjusted Efficiency 53.4%(3)
3Q22
4Q22
1Q23
2Q23
3Q23
Operating Noninterest Expense
Intangible Amort & Merger-Related
Total Noninterest Expense
Efficiency Ratio

				Change 3Q23 vs	
$ in Millions	**3Q23**	**2Q23**	**3Q22**	**2Q23**	**3Q22**
Salaries & Benefits[4]	$727	$738	$723	(1%)	1%
Equip & Occupancy	$131	$129	$125	2%	5%
Outside Data Proc & SW	$111	$106	$93	4%	19%
FDIC Assessments	$29	$28	$28	5%	4%
Advert. & Marketing	$23	$28	$19	(19%)	19%
Print, Postage, Supplies	$14	$14	$14	(2%)	(1%)
Other Expense	$228	$235	$206	(3%)	11%
Operating Expense[1]	$1,263	$1,278	$1,208	(1%)	5%
Merger-Related	-	-	$53	-	(100%)
Intangible Amortization	$15	$15	$18	-	(19%)
Total Noninterest Expense	**$1,278**	**$1,293**	**$1,279**	(1%)	-

QoQ Drivers

Operating expenses (excluding merger-related and amortization of core deposits and other intangible assets) decreased **-$15 million** or **-1% QoQ**

- Salaries & Benefits: decreased **-$11 million** or **-1% QoQ**
  - Lower average headcount
  - and lower expenses for contracted resources and overtime

- Other expense: decreased **-$6 million** or **-3% QoQ**, reflecting;
  - Lower sub-advisory fees, as a result of the sale of CIT in April,
  - lower legal-related expenses,
  - partially offset by losses associated with certain retail banking activities

Note: (1) See Appendix 1 and 2 for reconciliation of GAAP with these non-GAAP measures. Noninterest operating expense excludes merger-related expenses and amortization of core deposit and other intangible assets. (2) 4Q22 adjusted efficiency ratio excludes $135 million in charitable contributions from numerator and $136 million gain on sale of M&T Insurance Agency from denominator. (3) 2Q23 adjusted efficiency ratio excludes $225 million gain on sale of CIT from the denominator. (4) Non-merger-related severance charges for 3Q23, 2Q23 and 3Q22 were $6 million, $8 million and $3 million, respectively.

M&T Bank Corporation 17

Credit Nonaccrual Loans Net Charge-offs Provision for Credit Losses Allowance for Credit Losses Net charge-off ratio YTD of 0.30% vs. long-term average of 0.33%

Capital CET1 capital ratio increased +35 bps to 10.94%(1) at 3Q23 Tangible book value per share increased +3% to $93.99 Note: (1) September 30, 2023 CET1 ratio is estimated. (2) See Appendix 2 for reconciliation of GAAP with this non-GAAP measures. CET1 TBVPS(2) QoQ Drivers Tangible common equity to tangible assets was 7.78% at the end of 3Q23 AFS and pension-related AOCI would have impacted the CET1 capital ratio by ~(36) bps at the end of 3Q23 (1)

4Q23 Outlook 4Q23 Outlook Comments Income Statement Net Interest Income Taxable-equivalent   $1,710 million to $1,740 million Continued cost pressure from funding mix-shift Cumulative interest-bearing deposit betas, excluding Brokered deposits, in the mid 40% range Fee Income $560 million +/- Continuation of current fee income trends Operating Expense (excludes intangible amortization)   $1,245 million to $1,265 million Continued focus on diligently managing expenses Does not include ~$15 million in intangible amortization expense Does not include estimated $183 million FDIC special assessment Net Charge-Offs Likely above 3Q23 Full year 2023 still expected to be near long-term average of 33 bps Average Balances Loans   $133 Billion + Growth in C&I. Declines in CRE and RRE. Consumer relatively flat Deposits   Near 3Q23 levels Mix-shift into higher yielding deposits continues Growth in interest-bearing customer deposits Continued decline in demand deposits

Why invest in M&T?

Purpose-Driven Successful and Sustainable Business Model that Produces Strong Shareholder Returns

Purpose Driven Organization

- Long term focused with deeply embedded culture
- Business operated to represent the best interests of all key stakeholders
- Energized colleagues consistently serving our customers and communities
- A safe haven for our clients as proven during turbulent times and crisis

Successful and Sustainable Business Model

- Experienced and seasoned management team
- Strong risk controls with long track record of credit outperformance through cycles
- Prudent growth ~2x peers
- Leading position in core markets

Strong Shareholder Returns

- 15-20% ROATCE
- ~10% annual TSR
- Robust dividend growth
- 7% TBV per share growth

Source: FactSet, S&P Global, Company Filings.
Note: Source: FactSet, S&P Global, Company Filings. Note: (1) Branch and deposit data as of 6/30 of the year under consideration, pro forma for pending / closed M&A as of 10/10/23. Growth vs. peers represents each bank's median branch deposit growth from 2019-2023 relative to that bank's median city projected population growth from 2023-2028. (2): ROATCE average from 2012-2022. Adjusted for amortization of core deposit and other intangible assets, merger related expenses, tax rate changes, and normalized provisions for credit losses in 2020. (3): Annual TSR represents CAGR of the average trailing 3 year total shareholder returns (consisting of price returns and dividends assuming reinvestment of dividends received) during 2012-2022 . (4): Dividend growth represents CAGR of common dividends per share from 2012-2022. (5): TBV per share growth represents CAGR from 2012-2022.

M&T Bank Corporation | 21

Appendix 1 Note: Tables in appendices may not foot due to rounding GAAP to GAAP – Adjusted (Non-GAAP) Reconciliation In millions 3Q22 4Q22 1Q23 2Q23 3Q23 Revenues Net interest income - GAAP $1,679 $1,827 $1,818 $1,799 $1,775 Total other income - GAAP 563 682 587 803 560 Subtotal 2,242 2,509 2,405 2,602 2,335 Gain on CIT - - - (225) - Gain on MTIA - (136) - - - Revenues - GAAP Adjusted $2,242 $2,373 $2,405 $2,378 $2,335 Noninterest expense Noninterest expense - GAAP $1,279 $1,408 $1,359 $1,293 $1,278 Charitable contribution - (135) - - - Merger-related expense (53) (45) - - - Noninterest expense - GAAP Adjusted $1,226 $1,228 $1,359 $1,293 $1,278 PPNR Revenues - GAAP Adjusted $2,242 $2,373 $2,405 $2,378 $2,335 (Gain)/loss on bank investment securities 1 3 - (1) - Noninterest expense - GAAP Adjusted (1,226) (1,228) (1,359) (1,293) (1,278) Pre-provision net revenue $1,017 $1,148 $1,046 $1,084 $1,057 M&T is providing supplemental reporting of its results on a “GAAP – Adjusted” basis, from which M&T excludes the after-tax effect of certain notable items of significance. Although “GAAP – Adjusted” income as presented by M&T is not a GAAP measure, M&T management believes that this information helps investors understand the effect of such notable items in reported results.

Appendix 1 Note: (1) After any related tax effect GAAP to GAAP – Adjusted (Non-GAAP) Reconciliation In millions, except per share 3Q22 4Q22 1Q23 2Q23 3Q23 Net income Net income - GAAP $647 $765 $702 $867 $690 Gain on CIT(1) - - - (157) - Gain on MTIA(1) - (98) - - - Charitable contribution(1) - 100 - - - Merger-related expense(1) 39 33 - - - Net income - GAAP Adjusted $686 $801 $702 $710 $690 Diluted EPS Diluted EPS - GAAP $3.53 $4.29 $4.01 $5.05 $3.98 Gain on CIT(1) - - - (0.94) - Gain on MTIA(1) - (0.57) - - - Charitable contribution(1) - 0.58 - - - Merger-related expense(1) 0.22 0.20 - - - Diluted EPS - GAAP Adjusted $3.75 $4.50 $4.01 $4.11 $3.98

Appendix 2 Note: (1) After any related tax effect GAAP to Net Operating (Non-GAAP) Reconciliation In millions, except per share 3Q22 4Q22 1Q23 2Q23 3Q23 Net income Net income $647 $765 $702 $867 $690 Amortization of core deposit and other intangible assets(1) 14 14 13 12 12 Merger-related expenses(1) 39 33 - - - Net operating income $700 $812 $715 $879 $702 Earnings per common share Diluted earnings per common share $3.53 $4.29 $4.01 $5.05 $3.98 Amortization of core deposit and other intangible assets(1) 0.08 0.08 0.08 0.07 0.07 Merger-related expenses(1) 0.22 0.20 - - - Diluted net operating earnings per common share $3.83 $4.57 $4.09 $5.12 $4.05 M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill, core deposit and other intangible asset balances, net of applicable deferred tax amounts) and gains (when realized) and expenses (when incurred) associated with merging acquired operations into M&T, since such items are considered by management to be “nonoperating” in nature. Although “net operating income” as defined by M&T is not a GAAP measure, M&T’s management believes that this information helps investors understand the effect of acquisition activity in reported results.

Appendix 2 GAAP to Net Operating (Non-GAAP) Reconciliation In millions 3Q22 4Q22 1Q23 2Q23 3Q23 Other expense Other expense $1,279 $1,408 $1,359 $1,293 $1,278 Amortization of core deposit and other intangible assets (18) (18) (17) (15) (15) Merger-related expenses (53) (45) - - - Noninterest operating expense $1,208 $1,345 $1,342 $1,278 $1,263 Merger-related expenses Salaries and employee benefits $13 $4 - - - Equipment and net occupancy 2 2 - - - Outside data processing and software 2 2 - - - Advertising and marketing 2 5 - - - Printing, postage and supplies 1 3 - - - Other costs of operations 33 29 - - - Other expense 53 45 - - - Provision for credit losses - - - - - Total $53 $45 - - -

Appendix 2 GAAP to Net Operating (Non-GAAP) Reconciliation In millions 3Q22 4Q22 1Q23 2Q23 3Q23 Efficiency ratio Noninterest operating expense (numerator) $1,208 $1,345 $1,342 $1,278 $1,263 Taxable-equivalent net interest income 1,691 1,841 1,832 1,813 $1,790 Other income 563 682 587 803 $560 Less: Gain (loss) on bank investment securities (1) (3) - 1 - Denominator $2,255 $2,526 $2,419 $2,615 $2,350 Efficiency ratio 53.6% 53.3% 55.5% 48.9% 53.7%

Appendix 2 In millions 3Q22 4Q22 1Q23 2Q23 3Q23 Average assets Average assets $201,131 $198,592 $202,599 $204,376 $205,791 Goodwill (8,501) (8,494) (8,490) (8,473) (8,465) Core deposit and other intangible assets (236) (218) (201) (185) (170) Deferred taxes 56 54 49 46 43 Average tangible assets $192,450 $189,934 $193,957 $195,764 $197,199 Average common equity Average total equity $25,665 $25,346 $25,377 $25,685 $26,020 Preferred stock (2,011) (2,011) (2,011) (2,011) (2,011) Average common equity 23,654 23,335 23,366 23,674 24,009 Goodwill (8,501) (8,494) (8,490) (8,473) (8,465) Core deposit and other intangible assets (236) (218) (201) (185) (170) Deferred taxes 56 54 49 46 43 Average tangible common equity $14,973 $14,677 $14,724 $15,062 $15,417 GAAP to Tangible (Non-GAAP) Reconciliation

Appendix 2 In millions 9/30/2022 12/31/2022 3/31/2023 6/30/2023 9/30/2023 Total assets Total assets $197,955 $200,730 $202,956 $207,672 $209,124 Goodwill (8,501) (8,490) (8,490) (8,465) (8,465) Core deposit and other intangible assets (227) (209) (192) (177) (162) Deferred taxes 54 51 47 44 41 Total tangible assets $189,281 $192,082 $194,321 $199,074 $200,538 Total common equity Total equity $25,256 $25,318 $25,377 $25,801 $26,197 Preferred stock (2,011) (2,011) (2,011) (2,011) (2,011) Common equity 23,245 23,307 23,366 23,790 24,186 Goodwill (8,501) (8,490) (8,490) (8,465) (8,465) Core deposit and other intangible assets (227) (209) (192) (177) (162) Deferred taxes 54 51 47 44 41 Total tangible common equity $14,571 $14,659 $14,731 $15,192 $15,600 GAAP to Tangible (Non-GAAP) Reconciliation